Exhibit 99.1

BioSolar Receives First Commercial Order

Company to supply BioBacksheet for the manufacture of specialty PV panels for electric utility vehicles, U.S. military applications and various mobile applications

Santa Clarita, CA – March 13, 2013 – BioSolar, Inc. (OTC: BSRC), developer of breakthrough products and materials that reduce the cost of photovoltaic (PV) solar modules, today announced that it has received its first commercial BioBacksheet order. The first shipment of BioBacksheet will be used for the manufacture of specialty PV panels for electric utility vehicles with anticipated further shipments to be used by military and other mobile applications. The customer’s PV panels feature lightweight, high-power-to-weight ratio, highly durable, customizable shapes, sizes and colors.

Dr. David Lee, the company’s CEO commented, “This first commercial order marks an important event in the history of our company. In spite of recent turmoil in the solar market, we have found success. Customers are attracted to the unique product features of BioBacksheet, including single layer composition, reliability, efficiency and cost competitiveness. Though the sales cycle for specialty PV panels can be shorter than mainstream PV panels, it is important to note that the durability requirements in this market segment are much more stringent than what is normally expected from standard PV components.”

“The length of time it takes for mainstream PV customers to complete the full purchase cycle is long, but it also creates a barrier of entry for the competition,” Lee added. “BioSolar is now in position to expand sales into mainstream PV market as we have completed successful internal testing, qualification, and UL material certification. Our sales and support efforts during the past 12 months have resulted in certain large customers obtaining panel level UL or IEC certifications. We look forward to achieving our next major milestone which is receiving purchase commitments from large scale solar manufacturers.”

Dr. Lee concluded, “Solar is one of the fastest growing markets in the world and BioSolar is very well positioned to benefit from the surge in demand. Our patent pending BioBacksheet is the world’s first and only UL certified solar panel backsheet made from renewable materials and features two distinct benefits that are unmatched by existing backsheets. First, BioBacksheet’s high thermal conductivity rapidly draws heat away from the solar cells, which can increase the power output of the entire solar panel and also improve long term durability by decreasing temperature fluctuations. Second, BioBacksheet’s USDA BioPreferred Certification allows solar panels to be marketed as more sustainable and socially responsible, and preferred by U.S. government agencies.”

About BioSolar, Inc.

BioSolar, Inc. develops breakthrough products and materials that reduce the cost of photovoltaic (PV) solar modules. Most of the solar industry is focused on photovoltaic efficiency to reduce cost. BioSolar is the first company to introduce a new dimension of cost reduction by replacing petroleum-based plastic solar cell components with durable bio-based materials. BioBacksheet, the company’s first backsheet product, is currently available to solar manufacturers. BioSolar is now developing EcoBacksheet, its second backsheet product that will further reduce the cost of solar energy. To learn more about BioSolar, please visit our website at http://www.biosolar.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Investor Relations Contact:
Tom Becker
BioSolar, Inc.
ir@biosolar.com
(877) 904-3733